EXHIBIT 16.2

                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of CB Core Equity Fund, a portfolios of The Advisors' Inner Circle Fund, into the Institutional Shares of Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue                                            February 14, 2008
John F. Donahue                      Trustee



/S/ J. Christopher Donahue                                     February 14, 2008
J. Christopher Donahue               President and Trustee
                                     (Principal Executive Officer)



/S/ Richard A. Novak                                           February 14, 2008
Richard A. Novak                     Treasurer
                                     (Principal Financial Officer)



/S/ Thomas G. Bigley                                           February 14, 2008
Thomas G. Bigley                     Trustee



/S/ John T. Conroy, Jr.                                        February 14, 2008
John T. Conroy, Jr.                  Trustee



/S/ Nicholas P. Constantakis                                   February 14, 2008
Nicholas P. Constantakis             Trustee



/S/ John F. Cunningham                                         February 14, 2008
John F. Cunningham                   Trustee


Federated Equity Funds - Power of Attorney for
Merger of CB Core Equity Fund into Federated Capital Appreciation Fund
Page 2




/S/ Peter E. Madden                                            February 14, 2008
Peter E. Madden                      Trustee



/S/ Charles F. Mansfield, Jr.                                  February 14, 2008
Charles F. Mansfield, Jr.            Trustee



/S/ John E. Murray, Jr.                                        February 14, 2008
John E. Murray, Jr.                  Trustee



/S/ R. James Nicholson                                         February 14, 2008
R. James Nicholson                   Trustee



/S/ Thomas M. O'Neill                                          February 14, 2008
Thomas M. O'Neill                    Trustee



/S/ Marjorie P. Smuts                                          February 14, 2008
Marjorie P. Smuts                    Trustee



/S/ John S. Walsh                                              February 14, 2008
John S. Walsh                        Trustee



/S/ James F. Will                                              February 14, 2008
James F. Will                        Trustee